Investor Relations Contact:
Leigh Salvo
(650) 314-1000
investor-relations@catapult.com

CATAPULT COMMUNICATIONS REPORTS
THIRD QUARTER FISCAL 2005 RESULTS

Mountain View, CA—July 28, 2005—Catapult Communications Corporation (Nasdaq: CATT) today reported that revenues for its third fiscal quarter ended June 30, 2005 were $14.3 million and net income was $2.4 million or $0.16 per diluted share.

Positive cash flow from operations continued during the quarter, increasing the Company’s cash, cash equivalents and short-term investment position by $2.5 million to $67 million at quarter end.

“Demand for our testing solutions remained strong,” said Dr. Richard A. Karp, Catapult’s Chairman and CEO. “Our Rest of World region has continued to grow faster than expected; once again it exceeded its quarterly orders target, driven by sales to customers in China and India. Europe also exceeded its orders target in the June quarter, marking the seventh consecutive quarter that this region has met or exceeded its goals.”

Catapult Communications will be discussing its third quarter results on a conference call today, beginning at 5:15 p.m. Eastern/2:15 p.m. Pacific. Please dial (800) 901-5259 to access the conference call. International and local participants can dial (617) 786-4514. Please reference Catapult Communications or reservation number 15955463. The conference call will also be available on the Internet from the Investor section of the Company’s website.

A replay of this teleconference will be available on the Company’s website for one year following the conference call. A digital recording will also be available by telephone one hour after the completion of the conference call through midnight on August 4, 2005. To access the replay, please dial (888) 286-8010 or (617) 801-6888 and enter reservation number 10473260.

ABOUT CATAPULT
Catapult Communications is a leading supplier of advanced digital telecom test systems to global equipment manufacturers and service providers. The Catapult DCT2000® and MGTS® systems deliver superior high-end test solutions for hundreds of protocols and variants, spanning 3G, VoIP, GPRS, SS7, Intelligent Network, ATM, ISDN and other network environments. Catapult is headquartered at 160 South Whisman Road, Mountain View, CA. 94041, tel. 650-960-1025. International offices are located in the U.K., Germany, France, Finland, Canada, Japan, China and Australia.

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Catapult Communications Corporation
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended		For the nine months ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues:
Products	$10,873	$11,267	$38,341	$33,619
Services	3,403	3,053	10,856	8,992

Total revenues	14,276	14,320	49,197	42,611

Cost of revenues:
Products	1,236	1,196	3,907	3,762
Services	923	787	2,596	2,418
Amortization of purchased technology	171	171	514	514

Total cost of revenues	2,330	2,154	7,017	6,694

Gross profit	11,946	12,166	42,180	35,917

Operating expenses:
Research and development	3,224	2,973	9,406	8,693
Sales and marketing	4,431	4,234	13,936	12,845
General and administrative	1,946	1,676	5,878	5,131

Total operating expenses	9,601	8,883	29,220	26,669

Operating income	2,345	3,283	12,960	9,248
Interest income	409	204	922	583
Interest expense	—	(87)	—	(262)
Other income (expense), net	16	(1)	(121)	161

Income before income taxes	2,770	3,399	13,761	9,730
Provision for income taxes	387	476	2,135	1,362

Net income	$2,383	$2,923	$11,626	$8,368

Net income per share:
Basic	$0.16	$0.22	$0.79	$0.64

Diluted	0.16	0.20	0.77	0.58

Shares used in per share calculation:
Basic	14,712	13,139	14,662	13,014

Diluted	14,971	14,582	15,087	14,463

Catapult Communications Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	September 30,
	2005	2004
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$67,211	$52,670
Accounts receivable, net	13,905	10,110
Inventories	2,578	2,380
Other current assets	2,498	2,623

Total current assets	86,192	67,783
Property and equipment, net	1,967	2,640
Goodwill and other intangibles	53,700	54,466
Other assets	3,301	3,382

Total assets	$145,160	$128,271

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$7,252	$7,048
Deferred revenue	7,979	5,388

Total current liabilities	15,231	12,436
Deferred revenue long term portion	389	70

Total liabilities	15,620	12,506

Total stockholders’ equity	129,540	115,765
Total liabilities and
stockholders’ equity	$145,160	$128,271